UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_____________

FORM 8-K
_____________
CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
November 28, 2012
_____________
KENNEDY-WILSON HOLDINGS, INC.
(Exact name of registrant as specified in its charter)
_____________

Delaware	001-33824	26-0508760
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9701 Wilshire Blvd., Suite 700 Beverly Hills, California 90212
(Address of principal executive offices)(Zip Code)

(310) 887-6400
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)
_____________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On November 28, 2012, Kennedy-Wilson Holdings, Inc. (the “Company”) completed a public offering of $50.0 million aggregate principal amount of 7.75% Senior Notes due 2042 (the “Notes”). The Notes were issued and sold at a public offering price of 100% of their principal amount by Kennedy-Wilson, Inc. (the “Issuer”), a wholly owned subsidiary of the Company. The Notes are the Issuer's unsecured senior obligations and rank equally in right of payment with all of the Issuer's existing and future unsecured and unsubordinated indebtedness and are guaranteed (the “Guarantees”) on a senior unsecured basis by the Company and certain of the Company's subsidiaries (the “Guarantors”).

The Notes were issued pursuant to an indenture (the “Base Indenture”), dated as of November 28, 2012, between the Issuer and Wilmington Trust, National Association, as trustee (the “Trustee”), as supplemented by a supplemental indenture (the “Supplemental Indenture,” and, together with the Base Indenture, the “Indenture”), dated as of November 28, 2012, among the Issuer, the Guarantors and the Trustee. The Indenture includes customary agreements and covenants by the Company, the Issuer and the Guarantors.

Interest on the Notes accrues at a rate of 7.75% per annum and is payable quarterly in arrears on March 1, June 1, September 1 and December 1 of each year, commencing on March 1, 2013. The Notes will mature on December 1, 2042.

At any time prior to December 1, 2017, the Issuer may redeem the Notes, in whole or in part, at a redemption price equal to 100% of their principal amount, plus an applicable “make-whole” premium and accrued and unpaid interest, if any, to the redemption date. At any time and from time to time on or after December 1, 2017, the Issuer may redeem the Notes, in whole or in part, at a redemption price equal to 100% of their principal amount, plus accrued and unpaid interest, if any, to the redemption date.

Upon the occurrence of a change of control or delisting event, the Issuer will be required to make an offer to purchase all of the outstanding Notes. The purchase price will be 101% of the principal amount of the notes to be repurchased, plus accrued and unpaid interest, if any, to the repurchase date (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date). In addition, in certain circumstances in connection with asset dispositions where the proceeds thereof are not applied in the manner set forth in the Indenture, the Issuer will be required to use any excess proceeds to make an offer to purchase the Notes at a price equal to 100% of their principal amount, plus accrued and unpaid interest.

The form of the Base Indenture and the Supplemental Indenture (including the form of certificate representing the Notes) are filed or incorporated by reference as Exhibit 4.1 and 4.2, respectively, to this Form 8-K and are incorporated herein by reference. The descriptions of the material terms of the Notes, the Guarantees, the Base Indenture and the Supplemental Indenture are qualified in their entirety by reference to such exhibits.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

The information included in Item 1.01 above is incorporated by reference into this Item 2.03.

Item 8.01. Other Events.

Underwriting Agreement
On November 20, 2012, the Company, the Issuer and the Guarantors entered into an underwriting agreement (the “Underwriting Agreement”) with Morgan Stanley & Co. LLC and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as representatives of the several underwriters (the “Underwriters”) relating to the underwritten public offering of the Notes and the Guarantees. Pursuant to the Underwriting Agreement, the Issuer sold the Notes and Guarantees to the Underwriters at a price of 96.85% of the principal amount of the Notes. The Underwriting Agreement contains customary terms, conditions, representations and warranties and indemnification provisions. The Underwriting Agreement is filed as Exhibit 1.1 to this Form 8-K and is incorporated herein by reference. The description of the material terms of the Underwriting Agreement is qualified in its entirety by reference to such exhibit.

Some of the underwriters and their affiliates have engaged in, and may in the future engage in, investment banking, commercial lending and other commercial dealings in the ordinary course of business with the Company and its affiliates. They have received, or may in the future receive, customary fees and commissions for these transactions.

Item 9.01. Financial Statements and Exhibits.

The following exhibits are filed herewith or incorporated herein by reference.

1.1
Underwriting Agreement, dated as of November 20, 2012, among Kennedy-Wilson Holdings, Inc., Kennedy-Wilson, Inc., the subsidiary guarantors named therein and, as representatives of the several underwriters named therein, Morgan Stanley & Co. LLC and Merrill Lynch, Pierce, Fenner & Smith Incorporated

4.1(1)	Form of Base Indenture for Debt Securities
4.2
Supplemental Indenture No. 1, dated as of November 28, 2012, among Kennedy-Wilson Holdings, Inc., Kennedy-Wilson, Inc., the subsidiary guarantors named therein and Wilmington Trust, National Association

4.3	Form of note representing the 7.75% Senior Notes due 2042 (included in exhibit 4.2)
5.1	Opinion of Latham & Watkins LLP
5.2	Opinion of Kulik, Gottesman & Siegel, LLP
23.1	Consent of Latham & Watkins LLP (contained in Exhibit 5.1)
23.2	Consent of Kulik, Gottesman & Siegel, LLP (contained in Exhibit 5.2)
──────

(1)	Incorporated by reference to Exhibit 4.3 to Kennedy-Wilson Holdings, Inc.'s Registration Statement on Form S-3, filed with the SEC on November 5, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KENNEDY-WILSON HOLDINGS, INC.

By:	/s/ JUSTIN ENBODY
Justin Enbody
Chief Financial Officer

Date: November 28, 2012